UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2006
Date of Report (Date of earliest event reported)

ARVANA INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-30695	87-0618509
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 2610, 1066 West Hastings Street
Vancouver, British Columbia, Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

604-684-4691
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.01           Completion of Acquisition or Disposition of Assets

On August 23, 2006, Arvana Inc. (formerly, Turinco, Inc.) (the “Company”) completed its previously announced acquisition (the “Acquisition”) of Hallotel Deutschland GmbH (“Hallotel”) pursuant to the terms of the share purchase agreement (the “Share Purchase Agreement”) among the Company, Brulex–Consultadoria Economica E Marketing Ltda. (the “Vendor”) and Hallotel dated August 9, 2006. The Company acquired control over Hallotel by acquiring all of the outstanding shares of BCH Beheer B.V., a wholly-owned subsidiary of the Vendor that owns all of the outstanding shares of Hallotel. The purchase price for the Acquisition was €5,000,000 paid by way of:

(i)	the issue of 3,541,700 shares of common stock of the Company;

(ii)	the payment of €500,000 in cash, which the Company received from an advance on a private placement of its securities to be completed; and

(iii)

the issuance of a promissory note in the principal amount of €250,000, provided that the promissory note will not be payable and will be deemed cancelled if certain information as set out in the Share Purchase Agreement to be delivered by the Vendor to the Purchaser within 30 days of the closing of the Acquisition relating to certain assets is not delivered or, if delivered, does not materially conform with information provided to the Company as of the date of the Share Purchase Agreement.

Pursuant to the terms of the Share Purchase Agreement, the purchase price will be increased by the following which is payable within 90 business days of August 23, 2006:

(i)

the price paid by Hallotel for telephony technology hardware or software assets acquired after October 19, 2005 and before the closing of the Acquisition that are required for the provision of established Hallotel services to its customers; and

(ii)

commissions paid by Hallotel to its salespersons in respect of carrier pre-select sign-ups on net new customers after October 19, 2005 and before the closing of the Acquisition, as provided in the Share Purchase Agreement.

Pursuant to the terms of the Share Purchase Agreement, the Vendor has agreed that it will not sell or transfer any of the Company shares issued as part of the consideration for the Acquisition (or any interest therein) until one year after August 23, 2006, the closing date of the Acquisition. In addition, the Vendor has deposited such Company shares in escrow with the Company to be released from escrow twelve months after the closing date, except in the event of a claim made by the Company under the Share Purchase Agreement, in which case such Company shares will be released on a final resolution of the claim.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Share Purchase Agreement and the transactions contemplated thereby and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is attached as an exhibit to the Company’s current report on Form 8-K filed on August 15, 2006 with the SEC.

Business of Hallotel

Hallotel, a company based in Frankfurt, Germany, was organized under the laws of Germany in August 2000 and is a telecommunications service provider focused on the provision of long distance telephone calls between Germany, Austria, Switzerland and Turkey. Hallotel’s switching facilities and agreements with incumbent carriers enables its customers to call between cities within Germany and to international destinations. Hallotel’s marketing efforts and rate structures are designed to be attractive to those customers that are likely to call frequently between countries and specifically between Germany, Russia and Turkey. As an example, Hallotel focuses on generating revenues by marketing to members of the Turkish community living in Germany who make frequent calls to their families and friends in Turkey.

The services provided by Hallotel are comprised primarily of the following:

Carrier Pre-Select: Carrier Pre-Select (CPS) is a service that allows the customer to route their outgoing calls using Hallotel’s network. There is no installation or programming of equipment required and the customer does not have to dial a code to activate the service. CPS gives the customer access to competitive call rates because Hallotel is free to negotiate wholesale deals with different network providers and to make use of cost effective VoIP technology and the Internet whenever appropriate.

Call By Call Pre-Select: Call by call pre-select service is provided in essentially the same manner as CPS described above, except that the customer does not need to authorize the change of long distance access to one of Hallotel’s carrier partners. Call by call pre-select allows the customer to choose Hallotel’s long distance service and benefit from competitive rates at any time and for any particular call and the customer can choose on a call by call basis. The customer initially establishes an account with Hallotel and may then make long distance calls at any time by using a pre-select code ahead of all routing and called-party numbers.

Wholesale Carrier Services: Hallotel has established agreements with certain other telecommunications service providers whereby Hallotel will accept long distance telephone traffic from these wholesale carriers and provide terminations in Germany and Turkey.

Calling Cards: Hallotel is in the process of producing calling cards to be distributed to a network of resellers in Austria and Germany. A calling card user can call a toll free number to make long distance calls to destinations throughout the world. Hallotel markets these cards with promotional offers and calling rates that are particularly attractive for those customers that call Turkey frequently and who are looking for reliability, quality and competitive pricing. All such calling cards are prepaid.

Hallotel’s services are priced in relation to the origination point and the destination point of a call and are charged on a per minute basis. Because Hallotel’s Carrier Pre-select and Call by Call services provide long distance calling from anywhere in Germany and Austria to any other place in the world, there are no monthly rate packages offered at this time. All calls are measured separately and entered into the billing system by means of a call detail record and are presented as a detailed and individual transaction on the customer’s invoice.

With respect to the calling cards to be produced by Hallotel, each card will have a face value that will be entered into a separate account for that particular card and the prepaid value will be drawn down as the card is used on a call by call basis. The cards will be sold to distributors and retail outlets at a discounted price and the activation of a specific card will be dependent on the receipt of payment for the cards from such distributors and retail outlets.

Sales and Marketing

Carrier and call-by-call pre-select service customers are generally individuals and small to mid-size businesses. Wholesale carrier service customers are other telecommunications service providers. Hallotel’s primary markets currently include all of the major cities of Germany with an emphasis on the provision of reliable and affordable calling from Germany to all of the major cities of Turkey.

Hallotel markets its services through a number of independent sales representatives who earn a fee for each new subscriber. A number of sales representatives have been recruited and are currently operating throughout Germany. Hallotel also markets it services through agreements with retail stores, supermarkets and call centers and has promotion and advertising agreements with the media through which it promotes its telephone services with print and radio advertising, direct mail, promotions, sponsorships, and inbound and outbound telemarketing.

Customer Service

Hallotel focuses on providing a relatively high level of customer service and creating a positive customer experience through the efficient provision of its services throughout its operations, including during the selling process, when invoicing customers by the delivery of an understandable and informative invoice, during the payment process, and through fast, courteous and effective responses to customer calls. Hallotel has been carefully developing its customer service practices to promote customer satisfaction and loyalty.

Hallotel plans to introduce a new billing system before the end of the year to provide online automated account management services to further promote customer satisfaction.

Competition

The ongoing liberalization of the telecommunications markets generally has created an increasingly competitive marketplace, still dominated by incumbent telecommunications operators, as well as an increasing number of new market entrants. The markets for local and long distance telecommunications services are extremely competitive. It is anticipated that competition will continue to intensify as the use of the internet grows. Hallotel competes on the basis of reliability, quality and price to selected destinations. Due to the competitive nature of this marketplace, Hallotel may be forced to lower its prices or modify the services offered by it to remain competitive.

Many of Hallotel’s competitors have greater resources and may be able to adapt more quickly to industry or make changes or devote greater resources to the sale of its services than Hallotel.

Government Regulation

The Federal Network Agency in Germany ( the Bundesnetzagentur) is the government regulatory agency whose mandate is, among other things, to provide, by liberalization and deregulation, for the further development of telecommunications in Germany. Hallotel is subject to the authority of the Bundesnetzagentur and is fully licensed to provide national and international long distance telecommunications services.

Licenses and Agreements

As part of its operations, Hallotel purchases the telecommunications services it requires through interconnection agreements, wholesale agreements and license agreements with facilities-based carriers.

Employees

Hallotel currently employs 5 full-time and 9 part-time employees. There are no collective labour agreements with its employees. Hallotel also makes use of contracted services for advertising, accounting, printing, sales representatives, call center operations and collections.

Legal Proceedings

Hallotel is currently not a party to any material legal proceedings and, to the Company’s knowledge, none are threatened or contemplated.

Risk Factors

Hallotel will have to sign new customers in order for its business to grow.

The business of Hallotel is service-based and its future growth is dependent upon obtaining new customers. However the markets in which Hallotel operates are highly competitive and its ability to compete in these markets is based on price in addition to reliability and quality. If Hallotel is required to increase prices or is unable to decrease prices given the competitive nature of the marketplace due to its cost infrastructure, it may not be able to obtain new customers and may lose some existing customers as a result of the overpricing of its rates. In addition, if Hallotel’s wholesale price to wholesale carriers does not remain competitive, it may be unable to sign new customers and may lose some existing wholesale carrier business. The loss of current customers or the inability to obtain new customers would have a material adverse effect on the business, results of operations and financial condition of Hallotel.

The growth of Hallotel is also dependent upon Hallotel expanding its operations into other countries.

Hallotel’s business is currently focused on major cities in Germany with an emphasis on the provision of affordable calling from Germany to all major cities of Turkey. In order to grow its business, Hallotel plans to expand its operations into other countries. The ability of Hallotel to expand into other countries is dependent upon, among other things, Hallotel’s financial condition and the level of competition in these countries. In the event Hallotel is unable to expand into other countries, its future growth would be negatively impacted.

To be competitive in the DSL and VOIP markets, Hallotel must enter into these markets within a reasonable time frame.

The markets for internet connectivity and related services are extremely competitive. The ongoing liberalization of the telecommunications markets has resulted in increased competition and it is anticipated that competition will continue to intensify as the use of the internet grows. The potential market size of IP services has attracted many new start-ups as well as established businesses from different industries. If Hallotel is unable to provide its planned DSL and VOIP services within a reasonable time frame, it may face significant competition which could affect the ability of Hallotel to compete effectively in these markets.

Hallotel faces significant competition within the telecommunications industry.

Competitors of Hallotel include large, established, national carriers, alliances among telecommunications companies, competitors that own equipment and networks, other companies that purchase and resell the services of other carriers, internet service providers and other providers of bundle services. Many of these companies have established customer bases and extensive brand name recognition and have greater financial, management and other resources. Potential customers may be reluctant to trust their telecommunications needs to what they perceive to be a relatively small operator.

Hallotel is dependent on other telecommunications service providers.

Hallotel relies on large, established, national carriers operating in its markets to provide its services and has entered into agreements with certain of these telecommunications providers for the use of their services. Hallotel’s ability to maintain and expand its business depends on maintaining a favorable relationship and agreements with facilities-based carriers. Failure to maintain these agreements and relationships or to enter into other similar agreements upon terms satisfactory to Hallotel could affect the ability of Hallotel to compete in its markets, which would have a material adverse effect on its business, results of operations and financial condition.

The actual costs and revenues of Hallotel may vary from what is expected.

Hallotel’s operations are dependent on a variety of factors, including its ability to: (1) access markets and attract a sufficient number of customers; (2) negotiation of favourable contracts with other providers; and (3) effectively manage its billing and information systems. In addition, Hallotel’s revenues and costs are also dependent upon factors not within its control, including regulatory changes and increased competition. Due to the uncertainty of these factors, the Company’s actual costs and revenues may vary from what may be expected.

Hallotel’s operations are subject to risks associated with regulatory matters.

Hallotel holds a long term license authorizing the provision of national and international long distance telecommunications services in Germany. Hallotel does not require licensing in other countries or regions in order to terminate calls in any city throughout the world but relies on other carriers with whom it has interconnection agreements to be properly licensed to provide service within their service areas. There can be no assurance that the regulatory environment in Germany will not change in a manner that would adversely affect the business of Hallotel or that restrictions or conditions will not be placed on its license in Germany in the future. There is also uncertainty regarding the future regulatory classification of VoIP telephone services, the requirement to provide emergency calling services , and the ability to access broadband networks owned and operated by others. Hallotel’s operations are subject to changing technology and regulation in a global environment. There can be no assurance that future technical and regulatory changes anywhere in the world will not have an adverse effect on the company’s viability or its ability to remain in compliance with applicable rules and regulations.

The Company will be subject to exchange rate risk as a result of the acquisition of Hallotel.

The Company reports its results in U.S. dollars and Hallotel’s results are based in Euros. As a result, the Company’s financial results will be affected by changes in the exchange rate between the U.S. dollar and the Euro.

Financial Results

Hallotel reports its results in Euros while the financial results of the Company are presented in US dollars. Assets and liabilities are translated into their US dollar equivalent based on the rates of exchange at the end of the year. Revenue and expense accounts are translated at the average exchange rate for the year. The exchange rate at December 31, 2005 and 2004 between the US dollar and the Euro was 1.1842 and 1.3538 US dollars per Euro, respectively. The average rate of exchange between the US dollar and the Euro in 2005 and 2004 was 1.2449 and 1.2438 US dollars per Euro, respectively.

In 2005, Hallotel had revenues of approximately $4.0 million, of which approximately $2.8 million was from carrier and call-by-call pre-select services and approximately $1.2 million was from its wholesale carrier business. In 2004, Hallotel had revenues of approximately $2.5 million, primarily from its carrier and call-by-call pre-select services. Gross income in 2005 was approximately $1.0 million compared to approximately $1.3 million in 2004. Selling and promotion expenses in 2005 were approximately $0.4 million, compared to $0.5 million in 2004. General and administrative expenses were approximately $0.7 million in 2005 compared to approximately $0.5 million in 2004. Hallotel had a loss from operations in 2005 of approximately $0.5 million, compared to operating income of approximately $0.3 million in 2004. Hallotel reported a net loss in 2005 of approximately $31,000, compared to net income of approximately $0.1 million in 2004.

As at the end of December 2005, Hallotel had cash of approximately $0.3 million and a working capital deficit of approximately $0.3 million. At December 31, 2005, accounts and other receivables were approximately $0.9 million and current liabilities amounted to approximately $1.2 million. Hallotel expects to meet its working capital requirements for 2006 from cash flow from operations.

SECTION 3 – SECURITIES AND TRADING MATTERS

Item 3.02            Unregistered Sales of Equity Securities

Pursuant to the terms and conditions of the Share Purchase Agreement, as part of the consideration for the Acquisition, at closing on August 23, 2006, the Company issued to the Vendor 3,541,700 shares of common stock of the Company at a price equal to approximately $1.50 per share.

The Company shares issued as part of the consideration for the Acquisition were issued in reliance on Rule 903 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to persons resident outside of the United States. These shares have not been registered under the Securities Act and may not be offered or sold in the United States absent such registration or exemption therefrom.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02            Appointment of Principal Officers

On August 23, 2006, the Company appointed Teyfik Oezcan as Vice President, Europe of the Company. From 1998 to 2006, Mr. Oezcan was the General Manager of Hallotel. Information relating to the business of Hallotel is provided in Item 2.01 of this Form 8-K/A. Mr. Oezcan was also the General Manager of Mycall-Line GmbH, a company based in Germany that operates in the telecommunications industry, from 2004 to 2006.

In connection with such appointment, the Company and Mr. Oezcan have entered into an Employment Agreement dated as of August 23, 2006 (the “Employment Agreement”). The following description does not purport to be a complete statement of the parties’ rights and obligations under the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached to this current report as Exhibit 10.1 and is incorporated herein by reference.

The Employment Agreement provides for the employment of Mr. Oezcan for a period of three years as Vice President, Europe of the Company, subject to certain termination provisions, with an automatic extension for an additional year unless either party provides not less than 180 days prior notice to the other of its intention not to further extend the agreement. The agreement provides for an annual base salary payable to Mr. Oezcan of €180,000, employee benefits comparable to those provided by the Company from time to time to other senior executives of the Company, participation in any share purchase plan, retirement plan or similar plan offered by the Company from time to time to its senior executives, and participation in the Company’s bonus plan as determined by the Board of Directors of the Company and made available to other executives holding equivalent management positions. Mr. Oezcan is also entitled to participate in the Company’s share option plan in the same manner as other similar executives and the use of a vehicle. At any time during the term of the agreement, the Company may terminate the employment of Mr. Oezcan with cause and Mr. Oezcan may voluntarily terminate his employment. In the event Mr. Oezcan’s employment is terminated without cause, he is entitled to certain severance payments and benefits as provided in the agreement.

SECTION 7 – REGULATION FD

Item 7.01            Regulation FD Disclosure

On August 24, 2006, the Company issued a news release announcing the completion of the Acquisition of Hallotel. A copy of the news release is attached as Exhibit 99.1 to this current report.

The information contained in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01            Financial Statements and Exhibits

(a)            Financial Statements of Business Acquired

Audited Annual Balance Sheets and Statements of Stockholders Equity for the years ended December 31, 2005 and 2004 and the related Statements of Income and Comprehensive Income and Statements of Cash Flows for the years ended December 31, 2005 and 2004 of Hallotel Deutschland GmbH.

The Company will file the interim financial information required by Item 9.01(a) by amendment to this current report no later than 71 days after the date that this current report must be filed.

(b)            Pro Forma Financial Information

The Company will file the pro forma financial information required by Item 9.01(b) by amendment to this current report no later than 71 days after the date that this current report must be filed.

(d)            Exhibits

10.1	Employment Agreement dated August 23, 2006 between Turinco Inc. and Teyfik Oezcan

99.1	News Release

hallotel Deutschland GmbH
Langen, Germany

Audited Financial Statements for
the year ended 31 December 2005

hallotel Deutschland GmbH
Langen, Germany

Audited Financial Statements for
the year ended 31 December 2005

10 April 2006

Audited Financial Statements

hallotel Deutschland GmbH

for the year ended 31 December 2005
with the Independant Auditor's Report

# Independent Auditor's Report

To the Shareholders of
hallotel Deutschland GmbH

We have audited the accompanying Balance Sheets and Statements of Stockholders' Equity of hallotel Deutschland GmbH (the "Company"), as of 31 December 2005 and 2004 and the related Statements of Income, Comprehensive Income and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Germany, which are substantially the same as those followed in the United States. The generally accepted auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements and whether effective internal control over financial reporting was maintained in all material respects. Knowledge of the business activities and the economic and legal environment of the Company and evaluations of possible misstatements are taken into account in the determination of audit procedures. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of hallotel Deutschland GmbH as of 31 December 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with US generally accepted accounting principles.

Berlin, 10 April 2006

Dr. Röver & Partner KG
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Gertrud R. Bergmann
Wirtschaftsprüfer

Dr. Christoph Regierer
Wirtschaftsprüfer

1

Balance Sheets and Statements of Stockholders' Equity

For the years ended 31 December 2005 and 2004

| | 31 December 2005 | 31 December 2004 |
|---|---|---|
| | $ | $ |
| **Assets** | | |
| Current assets: | | |
| Cash and cash equivalents | 286,831.64 | 132,262.88 |
| Accounts receivable | 866,369.65 | 325,881.47 |
| Other receivables | 14,089.03 | 49,360.20 |
| Total current assets | 1,167,290.32 | 507,504.55 |
| Equipment, net | 481,740.00 | 647,335.13 |
| Intangibles, net | 10,351.76 | 3,535.14 |
| Total assets | 1,659,382.08 | 1,158,374.82 |
| **Liabilities** | | |
| Current liabilities: | | |
| Accounts payable | 1,229,654.78 | 711,889.40 |
| Accrued expenses and income taxes payable | 41,258.38 | 55,638.66 |
| Other accrued liabilities | 193,899.31 | 20,788.18 |
| Total current liabilities | 1,464,812.47 | 788,316.24 |
| Deferred income taxes | 16,318.59 | 132,046.49 |
| Total liabilities | 1,481,131.06 | 920,362.73 |
| **Stockholders' Equity** | | |
| Capital stock | 31,645.57 | 31,645.57 |
| Additional paid-in capital | 714.67 | 714.67 |
| Total paid-in capital | 32,360.24 | 32,360.24 |
| Retained earnings | 187,583.54 | 68,915.52 |
| Net income for the year | (30,769.48) | 118,668.02 |
| Total paid-in capital and retained earnings | 189,174.30 | 219,943.78 |
| Accumulative other comprehensive income: | | |
| Foreign currency translation adjustment | (10,923.28) | 18,068.31 |
| Total stockholders' equity | 178,251.02 | 238,012.09 |
| Total liabilities and stockholders' equity | 1,659,382.08 | 1,158,374.82 |

2

Statememts of Income and Comprehensive Income
For the years ended 31 December 2005 and 2004

3

Statememts of Cash Flows
For the years ended 31 December 2005 and 2004

4

Notes to Financial Statements

5

Cash and cash equivalents

The Companies consider highly liquid investments purchased with a maturity of three months or less to be cash equivalents, including cash and bank deposits. Cash and cash equivalents are shown at their nominal value, which corresponds to their market value.

Receivables

Accounts receivable from trade represent receivables from telecommunication services provided to numerous customers.

They are shown at their nominal value, which corresponds to their market value. Uncollectible receivables of $ 44 thousand were written-off in the reporting year. In addition, a valuation adjustment of two per cent of the outstanding net amount of receivables was taken, totalling $ 14 thousand.

Tangible assets

Tangible fixed assets are measured at purchase cost less straight-line depreciation. Their useful lives are set at between three and five years. Depreciation of tangible fixed assets is allocated to the appropriate functional area.

Intangible assets

Intangible assets (in particular software) are measured at purchase cost less straight-line depreciation. Purchased intangible assets are presumed to have a recoverable value. The useful life of purchased software is set at four years.

The Company makes use of various marketing partners in order to develop its own customer base. They receive a commission of approximately $ 38 for each new customer they acquire. This sum is recorded as an expense. The direct costs were not capitalized because, in the estimation of management, the useful life of the intangible asset "customer base" cannot be determined (FAS 142.10).

Liabilities

Liabilities are shown at their repayment amount, which corresponds to their current market value.

6

Sales recognition

Sales are recognized at the time services are provided to third parties. An additional requirement is the realistic expectation that payment will be made.

3. Explanations to the Balance Sheet

Equipment

	31 December 2005	31 December 2004
	$	$
Purchase cost	639,743.53	689,883.78
Accumulated depreciation	(158,003.53)	(42,548.65)
Carrying value	481,740.00	647,335.13

Intangible assets

	31 December 2005	31 December 2004
	$	$
Purchase cost	28,223.52	19,040.54
Accumulated depreciation	(17,871.76)	(15,505.40)
Carrying value	10,351.76	3,535.14

Provisions

Provisions were made during the reporting year for certain expenses. Apparent risks and uncertain liabilities were accounted for as of the balance sheet date.

7

Deferred taxes

Deferred tax liabilities are allocated as follows:

	31 December 2005	31 December 2004
	$	$
Equipment	16,318.59	47,460.00
Untaxed special reserve	0.00	84,586.49
	16,318.59	132,046.49

The untaxed special reserve is a special position in accordance with the German Income Tax Act that reduces the taxable income of the Company in the year it is earned.

4. Explanations to the Statement of Income

Sales

The sales of the Company are based on telecommunication services and are composed of the following:

	31 December 2005	31 December 2004
	$	$
Preselection/Call-by-call	2,795,810.88	2,457,880.60
Carrier-business	1,180,436.74	0.00
Miscellaneous	14,559.47	17,704.45
	3,990,807.09	2,475,585.05

Advertising expenses

Advertising expenses are recognized against income in the period in which the advertising events occur. No material "direct-response" campaigns were performed either in the reporting year or in the prior year.

8

Income taxes

Taxes on income and revenue include German corporate tax, the solidarity surcharge and the trade tax.

Current tax payments as well as deferred taxes are taken into consideration for the financial statements in accordance with US-GAAP.

5. Supplemental information

Commitments and contingencies

In the opinion of management, besides the items shown in the financial statements, the Company has no apparent material financial obligations as of 31 December 2005.

Foreign currency translation

The Company records current business transactions in EURO, the functional national currency of the Company. Foreign currency transactions are converted to EURO at the time of the transaction.

Almost all foreign currency invoices have been paid by the balance sheet date. Therefore, no exchange rate differences had to be recognized in measuring the outstanding foreign currency items.

Assets and liabilities are translated to their US Dollar equivalent based on the rates of exchange at the end of the year. As of 31 December 2005, 1 US Dollar equals 0.85 Euro. As of 31 December 2004, 1 US Dollar equals 0.74 Euro.

Revenue and expense accounts are translated at the average exchange rate for the year. On average, for the year 2005, 1 US Dollar equals 0.80 Euro. For the year 2004, 1 US Dollar equals 0.81 Euro.

Aggregate exchange gains and losses arising from the translation of assets and liabilities are not included in determining net income, but are accumulated in a separate component of stockholders' equity.

9

The changes in this foreign currency translation adjustment are being presented within other comprehensive income. In accordance with FAS 109.119, deferred taxes have not been recognized in respect of the currency translation adjustment.

The items in the statements of cash flows are translated using the average exchange rate for the year. Differences arising from this and the effect of exchange rate changes on cash are being shown as currency translation adjustment.

Concentration of credit risk

The Company did not recognize sales to any single customer that amounted to more than ten per cent of total sales. Accordingly, there are no apparent risks from sales concentration.

Related party transactions

The Company has a receivable of $ 5,981.01 against its shareholder-manager as of 31 December 2005. It involves short-term outlays that will be repaid in the following year. The amount is included in Other receivables.

The salary of the shareholder-manager was $ 140,031.00 in the reporting year. The salary was accounted for in General & Administrative Expenses.

Business risk

The German telecommunication industry is highly regulated by numerous regulations and requirements. Regulatory authorities have broad discretion to interpret and enforce these laws and promulgate corresponding regulations.

10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVANA INC.

By:
DATE: August 29, 2006		/s/ Michael Jervis
Michael Jervis
President